As filed with the Securities and Exchange Commission on November 1, 2017.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	36-2151613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2850 W. Golf Road Rolling Meadows, Illinois	60008-4050
(Address of Principal Executive Offices)	(Zip Code)

Arthur J. Gallagher & Co. 2017 Long-Term Incentive Plan

Arthur J. Gallagher & Co. Deferred Equity Participation Plan

Arthur J. Gallagher & Co. Deferred Cash Participation Plan

Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan

(Full Title of the Plans)

Walter D. Bay, Esq.

Vice President, General Counsel and Secretary

2850 W. Golf Road

Rolling Meadows, Illinois 60008-4050

(630) 773-3800

(Name, address and telephone number including area code of agent for service)

Copies to:

Andrew Fabens

Stephen W. Fackler

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4034

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value per share(1)	16,000,000 shares (2)	$62.97(4)	$1,007,520,000(4)	$125,436
Common Stock, $1.00 par value per share(1)	1,850,000 shares (3)	$62.97(4)	$116,494,500(4)	$14,504
Deferral Obligations(5)	$1,000,000,000	100%(6)	$1,000,000,000(6)	$124,500

(1)	If, as a result of stock splits, stock dividends, recapitalizations or other similar transactions effected without the receipt of consideration, there is an increase in the number of outstanding shares of Common Stock issuable under the Arthur J. Gallagher & Co. 2017 Long-Term Incentive Plan (the “LTIP”), the Arthur J. Gallagher & Co. Deferred Equity Participation Plan (the “DEPP”), the Arthur J. Gallagher & Co. Deferred Cash Participation Plan (the “DCPP”) or the Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan (the “Supplemental Plan,” together with the DEPP and the DCPP, the “Deferred Compensation Plans”), the provisions of Rule 416(a) under the Securities Act of 1933, as amended, shall apply and this Registration Statement shall be deemed to cover the additional securities resulting from such stock split, stock dividend, recapitalization or other similar transaction.
(2)	Represents 16,000,000 shares reserved for future issuance under the LTIP. Shares subject to outstanding equity awards under the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan, Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan, and Arthur J. Gallagher & Co. 2014 Long-Term Incentive Plan (together, the “Prior Plans”), which shares have been previously registered with the Securities and Exchange Commission on Form S-8 filings, may become available for future grant under the LTIP as a result of the expiration, termination, cancellation, forfeiture or settlement in cash of such awards under the Prior Plans. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of options and other rights to acquire common stock, to be granted pursuant to the LTIP.
(3)	Represents: (i) 1,300,000 shares available for issuance under the DEPP; (ii) 250,000 shares available for issuance under the DCPP; and (iii) 300,000 shares available for issuance under the Supplemental Plan. As more fully set forth in the Explanatory Note below, the shares being registered under the Plans represent shares purchased on the open market for subsequent issuance or sale (at a participant’s direction) under such plans.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low per share prices of the Registrant’s Common Stock reported on the New York Stock Exchange on October 31, 2017.
(5)	Represents unsecured obligations of Arthur J. Gallagher & Co. to pay deferred compensation in the future in accordance with the applicable plan terms, in the following amounts: (i) $300,000,000 under the DEPP; (ii) $50,000,000 under the DCPP; and (iii) $650,000,000 under the Supplemental Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate amount of interests to be offered or sold pursuant to the Deferred Compensation Plans.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Arthur J. Gallagher & Co. (the “Company”) for the purpose of registering an additional 1,850,000 shares of Common Stock, par value $1.00 per share, as well as $1,000,000,000 in unsecured obligations to pay deferred compensation in the future, to be offered and sold under the Arthur J. Gallagher & Co. Deferred Equity Participation Plan (the “DEPP”), the Arthur J. Gallagher & Co. Deferred Cash Participation Plan (the “DCPP”) and the Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan (the “Supplemental Plan,” together with the DEPP and the DCPP, the “Deferred Compensation Plans”). All shares registered hereunder in connection with the Deferred Compensation Plans are not newly issued shares of our common stock but, rather, represent shares that will be purchased in the open market by the institutional trustee for each of the Deferred Compensation Plans and issued (or sold, at the participant’s direction) to participants pursuant to the terms of such plans. This Registration Statement on Form S-8 also relates to 16,000,000 shares of Common Stock, par value $1.00 per share, to be offered and sold under the Arthur J. Gallagher & Co. 2017 Long-Term Incentive Plan (the “LTIP” and, collectively with the Deferred Compensation Plans, the “Plans”).

The total number of shares registered on this Form S-8 in connection with the Deferred Compensation Plans consists of the following: (i) 1,300,000 shares available for issuance under the DEPP; (ii) 250,000 shares available for issuance under the DCPP; and (iii) 300,000 shares available for issuance under the Supplemental Plan. The total number of shares registered in connection with the LTIP consists of 16,000,000 shares reserved for future issuance under the LTIP. The total amount of unsecured obligations to pay deferred compensation in the future registered on this Form S-8 in connection with the Deferred Compensation Plans consists of the following: (i) $300,000,000 under the DEPP; (ii) $50,000,000 under the DCPP; and (iii) $650,000,000 under the Supplemental Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be delivered to participants in the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed by the Company with the SEC but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC’s rules allow the Company to incorporate by reference information into this Registration Statement. This enables the Company to disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this Registration Statement from the date the Company files such document. Any reports filed by the Company with the SEC after the date of this Registration Statement, and before the date that the offering of the securities by means of this Registration Statement is terminated, will automatically update and, where applicable, supersede any information contained in this Registration Statement or incorporated by reference in this Registration Statement.

We incorporate by reference into this Registration Statement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed in accordance with SEC rules and is not incorporated by reference herein):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 13, 2017;

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, June 30, 2017, and September 30, 2017, filed on April 28, 2017, July 28, 2017, and October 30, 2017, respectively;

•	Our Current Reports on Form 8-K filed on May 16, 2017 and June 13, 2017;

•	The description of our common stock contained in our Registration Statement on Form S-4, filed on November 15, 2016; and

•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

The Company will provide without charge to each person, including any beneficial owner, to whom this Registration Statement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this Registration Statement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can obtain those documents from our website at www.ajg.com or request them in writing or by telephone at the following address or telephone number: General Counsel, Arthur J. Gallagher & Co., 2850 W. Golf Road, Rolling Meadows, Illinois 60008-4050; Telephone: (630) 773-3800. Except for the information specifically incorporated into this Registration Statement by reference as set forth above, information contained on our website is not a part of this Registration Statement.

Item 4. Description of Securities.

Deferred Equity Participation Plan (DEPP)

The DEPP is a non-qualified deferred compensation plan that generally provides for distributions to certain key executives when they reach age 62 (or the one-year anniversary of the date of the grant for participants over the age of 61 as of the grant date) or upon or after their actual retirement. Under the provisions of the DEPP, the Company typically contributes cash, in an amount determined by the Compensation Committee of the Board of Directors of the Company, to an institutional trustee on behalf of the executives participating in the plan, and instructs the trustee to acquire a specified number of shares of Company common stock on the open market or in privately negotiated transactions based on participant elections.

The obligations of the Company under the DEPP (the “DEPP Obligations”) are unsecured general obligations of the Company to pay the compensation deferred in accordance with the terms of the DEPP, along with any interest deemed to accrue on the deferrals, and will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

The Compensation Committee establishes from time to time the hypothetical investment(s) made available under the DEPP from time to time, which may include investments in the Company’s common stock, for purposes of valuing participant accounts.

The Board of Directors of the Company reserves the right to amend or terminate the DEPP at any time.

The DEPP Obligations are not convertible into another security of the Company. The DEPP Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

Deferred Cash Participation Plan (DCPP)

The DCPP is a non-qualified deferred compensation plan for certain key employees, other than executive officers, that generally provides for vesting and/or distributions no sooner than five years from the date of awards. Under the provisions of the DCPP, the Company typically contributes cash, in an amount determined by the Compensation Committee of the Board of Directors of the Company, to an institutional trustee on behalf of the employees participating in the plan, and instructs the trustee to acquire a specified number of shares of Company common stock on the open market or in privately negotiated transactions based on participant elections.

The obligations of the Company under the DCPP (the “DCPP”) are unsecured general obligations of the Company to pay the compensation deferred in accordance with the terms of the DCPP, along with any interest deemed to accrue on the deferrals, and will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

The Compensation Committee establishes from time to time the hypothetical investment(s) made available under the DCPP from time to time, which may include investments in the Company’s common stock, for purposes of valuing participant accounts.

The Board of Directors of the Company reserves the right to amend or terminate the DCPP at any time.

The DCPP Obligations are not convertible into another security of the Company. The DCPP Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

Supplemental Savings and Thrift Plan (Supplemental Plan)

The Supplemental Plan is a non-qualified deferred compensation plan that allows certain highly compensated employees to defer a portion of their compensation until their retirement or a future date. The Company makes matching contributions to the Supplemental Plan (up to a maximum of the lesser of a participant’s elective deferral of base salary, annual bonus and commissions or 5.0% of eligible compensation, less matching amounts contributed under the Company’s 401(k) plan), at the discretion of the Board of Directors.

The obligations of the Company under the Supplemental Plan (the “Supplemental Plan Obligations”) are unsecured general obligations of the Company to pay the compensation deferred in accordance with the terms of the Supplemental Plan, along with any interest deemed to accrue on the deferrals, and will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

The Compensation Committee establishes from time to time the hypothetical investment(s) made available under the Supplemental Plan from time to time, which may include investments in the Company’s common stock, for purposes of valuing participant accounts.

The Board of Directors of the Company reserves the right to amend or terminate the Supplemental Plan at any time.

The Supplemental Plan Obligations are not convertible into another security of the Company. The Supplemental Plan Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

Item 5. Interests of Named Expert and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated under the Delaware General Corporation Law (the “DGCL”).

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article Seven of the Company’s Amended and Restated By-laws and Article Twelve of the Company’s Amended and Restated Certificate of Incorporation provide for the indemnification of each of the Company’s directors, officers, employees or agents to the full extent permitted by the DGCL or other applicable laws presently or hereafter in effect.

Article Seven of the Company’s Amended and Restated By-laws provides that the Company shall indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was one of the Company’s directors, officers, employees or agents, or is or was serving at the Company’s request as a director, officer, employee or agent of another enterprise, against all costs actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by the Company or in the Company’s right, and provided further that such person shall not have been adjudged liable for negligence or misconduct in the performance of his or her duty to the Company, unless, in view of all the circumstances of the case, the court in which the action or suit was brought determines that such person despite the adjudication of liability is fairly and reasonably entitled to indemnity for such expenses.

Article Twelve of the Company’s Amended and Restated Certificate of Incorporation eliminates the liability of the Company’s directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his or her duty of loyalty to the Company and its stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase that is illegal under Section 174 of the DGCL, or obtains an improper personal benefit.

The Company also maintains and pays premiums on a directors’ and officers’ liability insurance policy and has entered into indemnity agreements with its directors and officers. The provisions of each indemnity agreement alter or clarify the statutory indemnification in the following respects: (1) indemnity will be explicitly provided for settlements in derivative actions; (2) prompt payment of litigation expenses will be provided in advance of indemnification; (3) prompt indemnification of advances of expenses will be provided unless a determination is made that the director or officer has not met the required standard; (4) the director or officer will be permitted to petition a court to determine whether his or her actions meet the standards required; and (5) partial indemnification will be permitted in the event that the director or officer is not entitled to full indemnification. In addition, each indemnity agreement specifically includes indemnification with respect to actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended.

The preceding summary is qualified in its entirety by the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, and the indemnity agreements described above.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by this reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

4.1	Amended and Restated Certificate of Incorporation of Arthur J. Gallagher & Co. (incorporated by reference to Exhibit 3.1 to our Form 10-Q Quarterly Report for the quarterly period ended June 30, 2008).

4.2	Amended and Restated By-Laws of Arthur J. Gallagher & Co. (incorporated by reference to Exhibit 3.1 to our Form 8-K Current Report dated October 23, 2015).

4.3	The Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan (amended and restated as of January 1, 2015) (incorporated by reference to Exhibit 10.15 to our Form 10-K Annual Report for 2014).

4.4	Arthur J. Gallagher & Co. Deferred Equity Participation Plan (amended and restated as of January 18, 2017) (incorporated by reference to Exhibit 10.16 to our Form 10-K Annual Report for 2016).

4.5	Form of Deferred Equity Participation Plan Award Agreement (incorporated by reference to Exhibit 10.16.1 to our Form 10-K Annual Report for 2014).

4.6	Arthur J. Gallagher & Co. Deferred Cash Participation Plan (amended and restated as of March 11, 2015) (incorporated by reference to Exhibit 10.18 to our Form 10-Q Quarterly Report for the quarterly period ending March 31, 2015).

4.7	Form of Deferred Cash Participation Plan Award Agreement (incorporated by reference to Exhibit 4.13 to our Form S-8 Registration Statement filed on August 6, 2014).

*4.8	Arthur J. Gallagher & Co. 2017 Long-Term Incentive Plan

*5.1	Opinion of Seth Diehl, Esq. ±

*15.1	Acknowledgement of Ernst & Young LLP

*23.1	Consent of Seth Diehl, Esq. (included in Exhibit 5.1)

*23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

*24.1	Form of Power of Attorney (included on the signature page of this registration statement.)

*	Filed herewith.
±	The shares of Common Stock, par value $1.00 per share being registered pursuant to this Registration Statement in connection with the Deferred Compensation Plans will not be original issuance securities. Accordingly, in accordance with the instructions to Item 8(a) of Part II of Form S-8, no opinion of counsel as to the legality of such shares is required or provided hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on this 1st day of November, 2017.

ARTHUR J. GALLAGHER & CO.

By:	/s/ Douglas K. Howell
Douglas K. Howell
Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers, do hereby severally constitute and appoint Walter D. Bay and Douglas K. Howell, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable Arthur J. Gallagher & Co. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-8, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ J. Patrick Gallagher, Jr. J. Patrick Gallagher, Jr.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 1, 2017

/s/ Douglas K. Howell Douglas K. Howell	Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2017

/s/ Richard C. Cary Richard C. Cary	Controller (Principal Accounting Officer)	November 1, 2017

/s/ Sherry S. Barrat Sherry S. Barrat	Director	November 1, 2017

/s/ William L. Bax William L. Bax	Director	November 1, 2017

/s/ D. John Coldman D. John Coldman	Director	November 1, 2017

/s/ Frank E. English, Jr. Frank E. English, Jr.	Director	November 1, 2017

/s/ Elbert O. Hand Elbert O. Hand	Director	November 1, 2017

/s/ David S. Johnson David S. Johnson	Director	November 1, 2017

/s/ Kay W. McCurdy Kay W. McCurdy	Director	November 1, 2017

/s/ Ralph J. Nicoletti Ralph J. Nicoletti	Director	November 1, 2017

/s/ Norman L. Rosenthal Norman L. Rosenthal	Director	November 1, 2017